Exhibit 32

Written Statement of Co-Chief Executive Officers and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Co-Chief Executive Officers and the Chief Financial Officer of Grubb & Ellis Company (the “Company”), each hereby certifies that to his knowledge, on the date hereof:

(a)	the Form 10-K of the Company for the period ended June 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Maureen A. Ehrenberg Maureen A. Ehrenberg
Executive Vice President
acting in capacity of co-Chief Executive Officer
September 29, 2003

/s/ Richard L. Fulton Richard L. Fulton
Executive Vice President
acting in capacity of co-Chief Executive Officer
September 29, 2003

/s/ Robert Osbrink Robert Osbrink
Executive Vice President
acting in capacity of co-Chief Executive Officer
September 29, 2003

/s/ Brian D. Parker Brian D. Parker
Chief Financial Officer and
acting in capacity of co-Chief Executive Officer
September 29, 2003

A signed original of this written statement required by Section 906 has been provided to Grubb & Ellis Company and will be retained by Grubb & Ellis Company and furnished to the Securities and Exchange Commission or its staff upon request.